Exhibit 10.1

FIRST AMENDMENT TO

REVENUE PARTICIPATION AGREEMENT

This First Amendment to Revenue Participation Agreement (this “Amendment”) is entered into as of February 17, 2026 (the “Amendment Effective Date”), by and between AppTech Payments Corp., a Delaware corporation (the “Company”), and Ascendancy Management, Inc., a Wyoming corporation (“Participant”). The Company and Participant may be referred to, individually, herein as a “Party” and, together, as the “Parties.”

R E C I T A L S

WHEREAS, the Company and Participant entered into that certain Revenue Participation Agreement dated as of November 7, 2025 (DocuSign Envelope ID: 1EE68913-E153-44A4-8D06-8827ED1FA6A5) (the “Original Agreement”), pursuant to which the Participant agreed to make certain cash advances to the Company in exchange for a share of revenue derived from the Company’s acquisition of Infinitus Pay Inc.;

WHEREAS, under the Original Agreement, the Participant committed to a Revenue Participation Contribution of $1,500,000.00, to be paid in three successive monthly payments of $500,000.00 each commencing on November 15, 2025, in exchange for which the Company agreed to pay Revenue Participation Payments equal to one percent (1%) of the Company’s Gross Contract Revenue during a Revenue Participation Term running from November 1, 2025 through December 31, 2028;

WHEREAS, Section 1.3 of the Original Agreement provided the Participant with two options for additional Revenue Participation Contributions (Option #1 and Option #2), and the Participant did not exercise either Option #1 or Option #2 within the timeframes specified therein;

WHEREAS, the Parties now desire to amend the Original Agreement to, among other things, increase the total Revenue Participation Contribution, modify the Revenue Participation Percentage, expand the definition of Gross Contract Revenue, extend the Revenue Participation Term, revise the Minimum Participation Payments, and modify the redemption schedule, all on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

A M E N D M E N T

1.Confirmation Regarding Section 1.3 Options. The Parties hereby acknowledge and confirm that neither Option #1 nor Option #2, as set forth in Section 1.3 of the Original Agreement, was exercised by the Participant within the applicable notice and contribution deadlines.

Accordingly, the provisions of Section 1.3 of the Original Agreement, including all rights and obligations arising thereunder, are of no further force or effect.

2. Additional Revenue Participation Contribution. Section 1.2 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“Revenue Participation Contribution” means $2,000,000.00 in the aggregate, consisting of (a) $1,500,000.00 paid in three successive monthly payments of $500,000.00 each commencing on November 15, 2025, and (b) an additional contribution of $500,000.00 to be paid on or before February 28, 2026. The Participant shall pay such additional $500,000.00 contribution by wire transfer to an account designated by the Company.

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3. Revenue Participation Percentage. Section 1.5 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“Revenue Participation Percentage” means one and three-quarters percent (1.75%) of the Company’s Gross Contract Revenue. The Parties agree that the Minimum Participation Payments are intended to approximate the monthly payment that would be due to the Participant based upon the Company’s current forecast of future Revenue Participation Payments. In the event the forecast Revenue Participation Payments are significantly less than the Minimum Participation Payments due to Participant, the Parties agree to adjust the Revenue Participation Percentage up to an amount not to exceed ten percent (10%) of the Gross Contract Revenue.

4. Gross Contract Revenue. Section 1.7 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“Gross Contract Revenue” means all revenue generated by the Company from any and all channels, sources, products, services, platforms, partnerships, referral arrangements, or other revenue-generating activities, whether currently existing as of the Amendment Effective Date or developed, acquired, or established at any time in the future during the Revenue Participation Term, less the cost of goods sold directly attributable to such revenues.

5. Revenue Participation Term. Section 1.6 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“Revenue Participation Term” means the period of time commencing on November 1, 2025 and continuing in effect until December 31, 2029 (totaling fifty (50) months), unless earlier terminated in accordance with the provisions of the Agreement as amended hereby. During the Revenue Participation Term, the Participant shall be entitled to receive Revenue Participation Payments as set forth herein, subject to the terms and conditions provided in the Agreement as amended hereby.

6. Redemption of Revenue Participation Contribution. Section 6 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“The Parties agree that the Revenue Participation Contribution is not a loan. The Company agrees to repay the full amount of the Revenue Participation Contribution to the Participant without interest on a prorated basis over the final eighteen (18) months of the Revenue Participation Term (i.e., from month 33 through month 50 of the Revenue Participation Term).”

7. Minimum Participation Payments. Section 4 of the Original Agreement (including all tables set forth therein) is hereby amended and restated in its entirety to read as follows:

“MINIMUM PARTICIPATION PAYMENTS. In order to provide Participant assurance that the Company will be able to meet its obligation under Paragraph 2 above, and notwithstanding any other provision herein, the Company shall be obligated to pay the Participant no less than the minimum amounts specified in the table below (“Minimum Payment”) for each corresponding period, regardless of the actual Revenue Participation Payments due. If the calculated Revenue Participation Payments for any period are less than the Minimum Payment amount for that period as shown in the table below, the Company shall pay the Minimum Payment amount instead. These Minimum Payments shall be made by the fifteenth (15th) day of the month following the applicable period.

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The updated Minimum Payment schedule, except for the first three-month period which operated under the old Minimum Payment schedule, is based on increasing the monthly Minimum Payment by $4,300 for each successive three-month period, as illustrated in the table below:

Month of Revenue Participation Term	Minimum Payment (per month)
1-3	$4,300 ($4,000)

4-6	$8,600
7-9	$12,900
10-12	$17,200
13-15	$21,500
16-18	$25,800
19-21	$30,100
22-24	$34,400
25-27	$38,700
28-30	$43,000
31-33	$47,300
34-36	$51,600
37-39	$55,900
40-42	$60,200
43-45	$64,500
46-48	$68,800
49-50	$73,100

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8. Ratification. Except as expressly modified by this Amendment, all terms, conditions, and provisions of the Original Agreement shall remain in full force and effect and are hereby ratified and confirmed. In the event of any conflict between the terms of this Amendment and the terms of the Original Agreement, the terms of this Amendment shall control.

9. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Original Agreement. All references in the Original Agreement to “this Agreement” shall be deemed to refer to the Original Agreement as amended by this Amendment.

10. Counterparts. This Amendment may be executed in any number of counterparts and signatures may be delivered via electronic mail, each of which may be executed by less than all Parties, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.

11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Amendment to the substantive law of another jurisdiction.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed this First Amendment to Revenue Participation Agreement as of the date first written above.

AppTech Payments Corp. Thomas DeRosa	Ascendancy Management, Inc.

By: Brian Kozlowski (Feb 17, 2026 21:04:36 EST)
By: Thomas DeRosa (Feb 17, 2026 18:12:17 PST)
Name: Thomas DeRosa Title: Chief Executive Officer Date: 17/02/26	Name: Brian Kozlowski Title: President Date: 17/02/26

Address for Notice: 5876 Owens Ave. Suite 100 Carlsbad, California 92008 Attention: Chief Financial Officer Email: fcorrado@apptechcorp.com	Address for Notice: 30 N. Gould St #38571 Sheridan, WY 82801 Attention: President Email: brian@ascendancymanagement.com

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Appendix A: Updated Illustration

Forecast Rev	Month	Year	Month	Min	Forecasted	Min IRR	Forecast IRR
$267,751	Nov	2025	1	$4,300	$4,686	$(495,700)	$(495,314)
$317,850	Dec	2025	2	$4,300	$5,562	$(495,700)	$(494,438)
$384,388	Jan	2026	3	$4,300	$6,727	$(495,700)	$(493,273)
$472,443	Feb	2026	4	$8,600	$8,268	$(491,400)	$(491,732)
$582,553	Mar	2026	5	$8,600	$10,195	$8,600	$10,195
$640,883	Apr	2026	6	$8,600	$11,215	$8,600	$11,215
$772,353	May	2026	7	$12,900	$13,516	$12,900	$13,516
$899,824	Jun	2026	8	$12,900	$15,747	$12,900	$15,747
$1,048,189	Jul	2026	9	$12,900	$18,343	$12,900	$18,343
$1,220,426	Aug	2026	10	$17,200	$21,357	$17,200	$21,357
$1,340,883	Sep	2026	11	$17,200	$23,465	$17,200	$23,465
$1,410,277	Oct	2026	12	$17,200	$24,680	$17,200	$24,680
$1,482,065	Nov	2026	13	$21,500	$25,936	$21,500	$25,936
$1,555,869	Dec	2026	14	$21,500	$27,228	$21,500	$27,228
$1,633,662	Jan	2027	15	$21,500	$28,589	$21,500	$28,589
$1,715,346	Feb	2027	16	$25,800	$30,019	$25,800	$30,019
$1,801,113	Mar	2027	17	$25,800	$31,519	$25,800	$31,519
$1,891,168	Apr	2027	18	$25,800	$33,095	$25,800	$33,095
$1,985,727	May	2027	19	$30,100	$34,750	$30,100	$34,750
$2,085,013	Jun	2027	20	$30,100	$36,488	$30,100	$36,488
$2,189,264	Jul	2027	21	$30,100	$38,312	$30,100	$38,312
$2,298,727	Aug	2027	22	$34,400	$40,228	$34,400	$40,228
$2,413,663	Sep	2027	23	$34,400	$42,239	$34,400	$42,239
$2,534,347	Oct	2027	24	$34,400	$44,351	$34,400	$44,351
$2,661,064	Nov	2027	25	$38,700	$46,569	$38,700	$46,569
$2,794,117	Dec	2027	26	$38,700	$48,897	$38,700	$48,897
$2,850,000	Jan	2028	27	$38,700	$49,875	$38,700	$49,875
$2,907,000	Feb	2028	28	$43,000	$50,872	$43,000	$50,872
$2,965,140	Mar	2028	29	$43,000	$51,890	$43,000	$51,890
$3,024,442	Apr	2028	30	$43,000	$52,928	$43,000	$52,928
$3,084,931	May	2028	31	$47,300	$53,986	$47,300	$53,986
$3,146,630	Jun	2028	32	$47,300	$55,066	$47,300	$55,066
$3,209,562	Jul	2028	33	$47,300	$56,167	$158,411	$167,278
$3,273,754	Aug	2028	34	$51,600	$57,291	$162,711	$168,402
$3,339,229	Sep	2028	35	$51,600	$58,437	$162,711	$169,548
$3,406,013	Oct	2028	36	$51,600	$59,605	$162,711	$170,716
$3,474,134	Nov	2028	37	$55,900	$60,797	$167,011	$171,908
$3,543,616	Dec	2028	38	$55,900	$62,013	$167,011	$173,124
$3,614,489	Jan	2029	39	$55,900	$63,254	$167,011	$174,365
$3,686,778	Feb	2029	40	$60,200	$64,519	$171,311	$175,630
$3,760,514	Mar	2029	41	$60,200	$65,809	$171,311	$176,920
$3,835,724	Apr	2029	42	$60,200	$67,125	$171,311	$178,236
$3,912,439	May	2029	43	$64,500	$68,468	$175,611	$179,579
$3,990,687	Jun	2029	44	$64,500	$69,837	$175,611	$180,948
$4,070,501	Jul	2029	45	$64,500	$71,234	$175,611	$182,345
$4,151,911	Aug	2029	46	$68,800	$72,658	$179,911	$183,770
$4,234,949	Sep	2029	47	$68,800	$74,112	$179,911	$185,223
$4,319,648	Oct	2029	48	$68,800	$75,594	$179,911	$186,705
$4,406,041	Nov	2029	49	$73,100	$77,106	$184,211	$188,217
$4,494,162	Dec	2029	50	$73,100	$78,648	$184,211	$189,759

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Appendix B: Updated Agreement

(just for illustration, not intended to be binding)

REVENUE PARTICIPATION AGREEMENT

(As Amended by First Amendment dated February 17, 2026)

This Revenue Participation Agreement (this “Agreement”) is entered into as of the date of the latest signature set forth on the signature page hereto (the “Agreement Date”), by and between AppTech Payments Corp., a Delaware corporation (the “Company”) and Ascendancy Management, Inc., a Wyoming corporation (“Participant”). The Company and Participant may be referred to, individually, herein as a “Party” and, together, as the “Parties”.

R E C I T A L

WHEREAS, the Company is in the business of providing merchant services through advanced payment processing and CoreBanking technologies to its customers;

WHEREAS, the Company wishes to enter into an agreement whereby the Participant will commit to making certain cash advances to the Company in exchange for which the Company will share a portion of its revenue;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, as of November 1, 2025 (the “Effective Date”) as follows:

A G R E E M E N T

1.DEFINITIONS. As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1“Call Premium” shall be an amount calculated to ensure that the Participant realizes an internal rate of return (“IRR”) of twenty-eight percent (28%) per annum on the Participant’s total investment from the Effective Date through the Call Termination Date, taking into account all distributions, payments, and returns received by the Participant under this Agreement to date. The Call Premium shall be paid in full by wire transfer to an account designated by the Participant, within ten (10) business days following the Call Termination Date. In the event the Parties materially disagree with respect to the calculation of the Call Premium, either Party may request that the calculation of the Call Premium and the IRR shall be confirmed by a mutually agreed independent accounting firm, whose determination shall be final and binding on the Parties. For purposes of this provision, “IRR” shall be calculated using the XIRR function as defined in generally accepted accounting principles, with all cash flows considered on the actual dates paid or received.

1.2 “Revenue Participation Contribution” means $2,000,000.00 in the aggregate, consisting of (a) $1,500,000.00 paid in three successive monthly payments of $500,000.00 each commencing on November 15, 2025, and (b) an additional contribution of $500,000.00 to be paid on or before February 28, 2026. The Participant shall pay such additional $500,000.00 contribution by wire transfer to an account designated by the Company.

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1.3 Additional Revenue Participation Contribution Options. [Reserved.]

1.4 “Revenue Participation Payments” means the Revenue Participation Percentage x Gross Contract Revenue.

1.5 “Revenue Participation Percentage” means one and three-quarters percent (1.75%) of the Company’s Gross Contract Revenue. The Parties agree that the Minimum Participation Payments are intended to approximate the monthly payment that would be due to the Participant based upon the Company’s current forecast of future Revenue Participation Payments. In the event the forecast Revenue Participation Payments are significantly less than the Minimum Participation Payments due to Participant, the Parties agree to adjust the Revenue Participation Percentage up to an amount not to exceed ten percent (10%) of the Gross Contract Revenue.

1.6 “Revenue Participation Term” means the period of time commencing on November 1, 2025 and continuing in effect until December 31, 2029 (totaling fifty (50) months), unless earlier terminated in accordance with the provisions of this Agreement. During the Revenue Participation Term, the Participant shall be entitled to receive Revenue Participation Payments as set forth herein, subject to the terms and conditions provided in this Agreement.

1.7 “Gross Contract Revenue” means all revenue generated by the Company from any and all channels, sources, products, services, platforms, partnerships, referral arrangements, or other revenue-generating activities, whether currently existing as of February 17, 2026 or developed, acquired, or established at any time in the future during the Revenue Participation Term, less the cost of goods sold directly attributable to such revenues.

2. REVENUE PARTICIPATION. In consideration of the Participant advancing the Revenue Participation Contribution, the Participant shall be entitled to receive, and Company agrees to pay to Participant by the fifteenth (15th) day of each month during the term of this Agreement, an amount equal to the Revenue Participation Percentage x the Gross Contract Revenue earned by the Company during the immediately preceding month.

3. PARTICIPANT PUT OPTION. Any time on or after December 31, 2027 and notwithstanding any other provision herein, the Participant shall have the option, exercisable at its sole discretion, to require the Company to repay an amount equal to the Revenue Participation Contribution plus an additional amount sufficient to provide the Participant with an internal rate of return (“IRR”) of twenty percent (20%) on such Contribution, calculated from the Effective Date through the date of repayment and net of any Revenue Participation Payments disbursed previously. Upon payment of this amount in full to the Participant, all future obligations of the Company to pay Revenue Participation Payments and any other related fees under this Agreement shall immediately terminate, and the Participant shall have no further rights to receive Revenue Participation Payments or any other payment under this Agreement.

4.MINIMUM PARTICIPATION PAYMENTS. In order to provide Participant assurance that the Company will be able to meet its obligation under Paragraph 2 above, and notwithstanding any other provision herein, the Company shall be obligated to pay the Participant no less than the minimum amounts specified in the table below (“Minimum Payment”) for each corresponding period, regardless of the actual Revenue Participation Payments due. If the calculated Revenue Participation Payments for any period are less than the Minimum Payment amount for that period as shown in the table below, the Company shall pay the Minimum Payment amount instead. These Minimum Payments shall be made by the fifteenth (15th) day of the month following the applicable period.

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The updated Minimum Payment schedule, except for the first three-month period which operated under the old Minimum Payment schedule, is based on increasing the monthly Minimum Payment by $4,300 for each successive three-month period, as illustrated in the table below:

Month of Revenue Participation Term	Minimum Payment (per month)
1-3	$4,300 ($4,000)

4-6	$8,600
7-9	$12,900
10-12	$17,200
13-15	$21,500
16-18	$25,800
19-21	$30,100
22-24	$34,400
25-27	$38,700
28-30	$43,000
31-33	$47,300
34-36	$51,600
37-39	$55,900
40-42	$60,200
43-45	$64,500
46-48	$68,800
49-50	$73,100

5. TERMINATION RIGHT AND CALL PREMIUM. Notwithstanding any other provision of this Agreement, the Company shall have the right, in its sole discretion, to terminate this Agreement effective December 31, 2027 (“Call Termination Date”), upon providing written notice to the Participant. In connection with such termination, the Company shall pay to the Participant the Call Premium in addition to any other amounts due under this Agreement.

6. REDEMPTION OF REVENUE PARTICIPATION CONTRIBUTION. The Parties agree that the Revenue Participation Contribution is not a loan. The Company agrees to repay the full amount of the Revenue Participation Contribution to the Participant without interest on a prorated basis over the final eighteen (18) months of the Revenue Participation Term (i.e., from month 33 through month 50 of the Revenue Participation Term).

7. REPORTING REQUIREMENTS. Company will provide Participant with monthly remittance advices that clearly delineates the total amount of Gross Contract Revenue and the Revenue Participation Payment in the covered period. Company will also provide Participant with summary reports covering each calendar year during the term of the agreement for tax reporting purposes.

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8. REVENUE PARTICIPATION CONTRIBUTION MECHANICS. Participant shall pay the Revenue Participation Contribution to the Company by wire transfer to an account designated by the Company. Participant is responsible for all bank or other transfer charges. The Revenue Participation Contribution is non-refundable, non-cancelable and is neither an advance nor a loan. This Agreement shall not become effective until the Effective Date.

9. REPRESENTATIONS AND WARRANTIES.

9.1 Representations, Warranties and Covenants. Each Party hereby represents and warrants to the other Party as of the Agreement Date:

(a) Such Party is duly organized and validly existing under the laws of the state or jurisdiction of its organization and has full corporate right, power and authority to enter into this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly executed by such Party and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the necessary actions of such Party.

9.2 Participant Representations, Warranties and Covenants. Participant represents and warrants to the Company that, as of the Agreement Date, Participant has had an opportunity to discuss the Company’s business, management and financial affairs and the Company has answered all questions asked by Participant and has provided all information requested by Participant related to the Company and this Agreement. Participant acknowledges and agrees that the Company provides no assurances of any amount of Gross Contract Revenue.

9.3 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED.

10. LIMITATION OF LIABILITIES. EXCEPT FOR ANY BREACH OF SECTION 2 ABOVE, NO PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.

11. DEFAULT. In the event that the Company fails to make any payment due to Participant under this Agreement within thirty (30) days after receiving written notice of such failure from Participant, or if the Company files for bankruptcy, becomes insolvent, or makes an assignment for the benefit of creditors, Participant may, at its option, terminate this Agreement immediately upon written notice to the Company. Upon such termination, the Company shall immediately repay an amount equal to the Revenue Participation Contribution plus an additional amount sufficient to provide the Participant with an internal rate of return (“IRR”) of twenty-five percent (25%) on such Contribution, calculated from the Effective Date through the date of repayment and net of any Revenue Participation Payments disbursed previously, and Participant shall retain all other rights and remedies available at law or in equity.

12. NO OTHER RIGHTS. Except for the express rights to receive payments hereunder, nothing set forth in this Agreement shall entitle Participant to any other rights in or with respect to the Company. Participant shall have no right to direct the management of the Company and none of the Company, its board of directors or the Company’s stockholders owe any fiduciary duty to Participant. Without limiting the generality of the foregoing, Participant has no rights in, and this Agreement provides no rights for Participant to acquire any right in, or to any intellectual or proprietary rights of the Company or any Company products or services.

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13. TERM AND TERMINATION.

13.1Term of Agreement. Unless otherwise terminated under provisions of this Agreement, this Agreement shall take effect upon the Effective Date and shall continue through the end of the Revenue Participation Term.

13.2 Termination By the Company. If either Party breaches any of the material terms, conditions or agreements of this Agreement, then the other Party may terminate this Agreement by giving the other Party thirty (30) days’ written notice, particularly specifying the breach. Such notice of termination shall not be effective if the Company or the Participant cures the specified breach within such thirty (30) day period.

13.3 Insolvency Proceeding. Either Party may, by written notice to the other Party (which notice shall be effective upon receipt), terminate this Agreement in the event that such other Party makes an assignment for the benefit of creditors, goes into liquidation or receivership or undergoes an insolvency process.

13.4 Survival. Termination of this Agreement shall not affect the Company’s obligation to pay Revenue Participation Payments accruing prior to the such termination, nor shall termination affect the Company’s obligations to remit any payment pursuant to the terms of this Agreement.

14. MISCELLANEOUS

14.1 Assignment. Participant may not assign, delegate, transfer or pledge this Agreement or any of Participant’s rights under this Agreement. Any attempted assignment delegation, transfer or pledge in violation of the preceding sentence shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of the Company or Participant, as the case may be.

14.2 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

14.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

14.4 Dispute Resolution. In the event of any disagreement or dispute between the Parties arising out of any matter relating to or arising out of this Agreement, the Parties shall, in the first instance seek to resolve the matter by good faith discussions between their respective representatives designated specially for this purpose. If the disagreement or dispute is not resolved pursuant to the above within thirty (30) days from the date it first arose, or if either Party believes that it is unlikely to be resolved in this matter, any such dispute shall be finally settled by arbitration administered in accordance with the rules of Judicial Administration and Arbitration Services (“JAMS”) by one arbitrator appointed in accordance with the said rules. The arbitration will be governed by the laws of the state of California. The place of arbitration will be San Diego, California and the language of the arbitration shall be English. Notwithstanding the determination by the Parties to utilize arbitration as specified above for resolution of disputes arising out of or in connection with this Agreement, nothing herein shall preclude either Party from seeking and obtaining from a court of competent jurisdiction appropriate equitable relief, including without limitation, a temporary restraining order or other injunctive relief, to prevent a breach of this Agreement or to otherwise maintain the status quo pending outcome of any arbitration. The Parties hereby: (a) consent and submit solely to jurisdiction and venue of the state and federal courts located in San Diego County, California, (b) agree that such courts shall be the sole courts utilized and (c) hereby waive any jurisdictional or venue objections to such courts, including without limitation, for an inconvenient forum.

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14.5 Notice. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or: (i) upon personal delivery to the party to be notified, (ii) when sent by electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, and only if the sending Party receives a confirmation of receipt, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written identification of receipt. As used herein “business day” shall mean a weekday on which banks are open for general banking business in California. All communications shall be sent to a party hereto at the address set forth on the signature page hereto or at such other address or contact information as the Parties may designate by written notice to the other parties hereto by written notice given in accordance with this Section.

14.6 Entire Agreement. This Agreement sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except such representations and warranties as are specifically set forth herein.

14.7 Amendments and Waivers. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties; provided that any unilateral undertaking or waiver made by one Party in favor of the other will be enforceable if undertaken in a writing signed by the Party to be charged with the undertaking or waiver. Any waiver of any rights or failure to act in a specific instance will relate only to such instance and will not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

14.8 No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

14.9 Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

14.10 Certain Conventions. Unless the context of this Agreement otherwise requires, (a) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (b) words using the singular shall include the plural, and vice versa, and (c) whenever any provision of this Agreement uses the term “including” (or “includes” or words of similar import), such term shall not be limiting and such term shall be deemed to mean “including without limitation” (or “includes without limitation”). The headings and captions of sections and paragraphs contained in this Agreement are all inserted for convenience of reference only and are not to be considered when interpreting this Agreement.

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